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                                                                    EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITOR


    We consent to the inclusion in this registration statement of Outsourcing Services Group, Inc. on Form S-4 of our report dated November 12, 1996, on our audits of the financial statements of Piedmont Laboratories, Inc. as of September 29, 1996 and for each of the two years in the period ended September 29, 1996. We also consent to the reference to our firm under the caption "Experts".


                                          /s/ MOORE, COLSON & COMPANY, P.C.
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                                          Moore, Colson & Company, P.C.


Marietta, Georgia
January 15, 1999